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                                                                   EXHIBIT 10.59

                         MARINA LEASE TABLE OF CONTENTS

Section 1 Reference Data
          Section 1.1 Reference Information
          Section 1.2 Exhibits
Section 2 Premises and Term
          Section 2.1 Premises
          Section 2.2 Term
          Section 2.3 Option to Extend Term
          Section 2.4 Other Maritime Uses
Section 3 Improvements
          Section 3.1 Condition of Premises
          Section 3.2 General Provisions Applicable to Construction
          Section 3.3 Representatives
Section 4 Annual Rent
          Section 4.1 The Rent
          Section 4.2 Extension Rent
          Section 4.3 Extension Rent Terms
Section 5 Additional Rent
          Section 5.1 Real Estate Taxes
          Section 5.2 Direct Expenses
          Section 5.3 Passenger Fees
          Section 5.4 Accuracy of Passenger Count
          Section 5.5 Subleases and Passenger Count
Section 6 Insurance
          Section 6.1 Tenant's Insurance
          Section 6.2 Landlord's Insurance
          Section 6.3 Tenant Reimbursement of Certain insurance Costs
          Section 6.4 Requirements Applicable to Insurance Policies
          Section 6.5 Waiver of Subrogation
Section 7 Landlord's Covenants
          Section 7.1 Quiet Enjoyment
          Section 7.2 Exterior Common Areas and Facilities
          Section 7.3 Electricity
          Section 7.4 Interruptions
          Section 7.5 Exclusivity
Section 8 Tenants Covenants
          Section 8.1 Use
          Section 8.2 Repair and Maintenance
          Section 8.3 Compliance with Law and
          Section 8.4 Tenant's Work
          Section 8.5 Indemnity
          Section 8.6 Landlord's Right to Enter
          Section 8.7 Personal Property at Tenant's Risk
          Section 8.8 Payment of Landlord's Cost of Enforcement
          Section 8.9 Yield up

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          Section 8.10 Estoppel Certificate Insurance Requirements
          Section 8.11 Landlord's Expenses Re Consents
          Section 8.12 Rules and Regulations
          Section 8.13 Holding over
          Section 8.14 Assignment and Subletting
          Section 8.15 Overloading and Nuisance
          Section 8.16 Indemnification
          Section 8.17 Signage
Section 9 Casualty or Taking
          Section 9.1 Termination
          Section 9.2 Restoration
          Section 9.3 Award
Section 10 Default
          Section 10.1 Events of Default
          Section 10.2 Remedies
          Section 10.3 Remedies Cumulative
          Section 10.4 Landlord's Right to Cure Defaults
          Section 10.5 Effect of Waivers of Default
          Section 10.6 No Accord and Satisfaction
          Section 10.7 Interest on Overdue Sums
Section 11 Mortgages
          Section 11.1 Subordination
          Section 11.2 Nondisturbance and Attornment Agreement with Tenant
Section 12 Miscellaneous Provisions
          Section 12.1 Notices from One Party to the Other
          Section 12.2 Quiet Enjoyment
          Section 12.3 Lease Not to Be Recorded; Notice of Lease
          Section 12.4 Bind and Inure; Limitation of Landlord's Liability
          Section 12.5 Acts of God
          Section 12.6 Landlord's Default
          Section 12.7 Indemnification by Landlord
          Section 12.8 Brokerage
          Section 12.9 Retention of Docking Space
          Section 12.10 Miscellaneous


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                                  MARINA LEASE

                                    SECTION 1

                                 Reference Data

Section 1.1. Reference Information. Reference in this Agreement and Marina Lease to any of the following shall have the meaning set forth below:

         Date of This Lease: April 29, 199

         Facility: The maritime/commercial real property located at the Dockside Restaurant and dock facilities attached thereto at 110 School Street, Hyannis, Massachusetts, described in Exhibit A.

         Premises: Those portions of the Facility described and/or shown in Exhibit B.

         Landlord: Shoestring Properties Limited Partnership, "SP"

         Address of Landlord: 297 North Street, Hyannis, Massachusetts 02601

         Tenant: Leisure Time Cruise Corporation

         Address of Tenant: 1284 Miller Road, Avon, Ohio 44011; and
                            4258 Communications Drive, Norcross, GA 30093

         Vessel: Any Vessel(s) owned or chartered by Tenant or Affiliates

         Berth: That portion of the Premises designated for the Vessel in Exhibit A.

         Landlord's Representative: Stuart A. Bornstein

         Tenant's Representative: Leisure Lady Cruise, LLC

         Brokers: Mark Doran, and Edward O'Sullivan

         Term Commencement Date:   May 1, 1999.

         Extension Term: Five two-year extensions

         Permitted Uses: The Premises are to be used for the purpose of berthing the Vessel for port to port and excursion cruises and operating a restaurant and ancillary activities and for no other use or purpose.


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         Section 1.2. Exhibits. The following Exhibits are attached to and incorporated in this Lease:


         Exhibit A Facility Description
         Exhibit B Premises Description


                                    SECTION 2

                                Premises and Term

         Section 2.1. Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing encumbrances and other matters of record and subject to the terms and provisions of this Lease.

         Section 2.2. Term. TO HAVE AND TO HOLD for a term beginning on the "Term Commencement Date", and continuing until April 30, 2000, unless sooner terminated as herein provided.

         Section 2.3. Option to Extend Term. Tenant shall have the option to extend the term of this Lease for the Extension Term, provided (i) no material default in the obligations of Tenant under this Lease shall exist at the time such option is exercised and (ii) Tenant shall give written notice to Landlord of its exercise of such option within sixty (60) days of the prior term's expiration date. All of the terms and provisions of this Lease shall be applicable during the Extension Term except that (a) Tenant shall have no option to extend the term of the Lease beyond the Extension Term and (b) Annual Rent for the Extension Term shall be Extension Rent, as defined in Section 4.2, as of the first day of the Extension Term but in no event less than the Annual Rent in effect in the last year of the original term.

         Section 2.4. Other Maritime Uses. Landlord shall control, manage, and collect dock rental fees to be applied to rent during the first year's rent term. Under any term extension to this lease the Tenant shall control, manage, and collect dock rental fees. Dock rental fees shall be paid to landlord as they are collected, and applied to rent. Tenant's use shall not unreasonably interfere with such other activities, including retention of a docking space for a 25-foot boat designated by the Landlord. Such other activities shall be carried on in a manner so as not to unreasonably interfere with Tenant's use.


                                    SECTION 3

                                  Improvements

         Section 3.1. Condition of Premises. Tenant agrees to accept the Premises in its present "as is" condition. Landlord's only representation is that the premises are presently structurally sound and in reasonably good working order. Landlord shall have no obligation to perform any work or construction. If Tenant shall desire to perform any work or construction, the same shall be done only in accordance with this Lease.

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         Lessor will bring the electrical system up to code at the marina. If the cost for electrical work exceeds FIVE THOUSAND DOLLARS ($5,000.00) Landlord shall pay any amounts in excess of FIVE THOUSAND DOLLARS ($5,000.00) to bring system back to its normal operating capacity. Landlord will not pay for any improvements or enlargement of the electrical system that Tenant may deem necessary to operate his business. Lessee will be responsible for paying all electrical use fees at the Marina.

         Section 3.2. General Provisions Applicable to Construction. All construction work required or permitted by this Lease, whether performed by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances1 regulations, codes and orders of any governmental authority. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects.

         Section 3.3. Representatives. Each party authorizes the other to rely in connection with plans and construction upon written approval and other actions on the party's behalf by any Representative of the party named in
Section 1.1 or any person hereafter designated in substitution or addition by written notice to the party relying.


                                    SECTION 4

                                   Annual Rent

         Section 4.1. The Rent. Tenant shall pay rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct.

         The first year's rent for the Dockside Restaurant and the Marina and facilities shall be TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00).

         Dock rentals from the Marina shall be paid to Landlord immediately upon receipt and will eventually be applied towards rent. Deduction of all dock rental fees from the balance of the rent shall occur on July 15, 1999. A fee of FIVE PERCENT (5%) shall be paid to the dock-master for collection of rents. The dock-master fee shall not be applied towards rent. The Lessor estimates the dock rentals will be between $60,000.00 and $80,000.00 per year.

         Rent shall be paid in four installments due on April 15, May 15, June 15, and July 15 of each year. The first year's rent shall be $25,000.00 on April 15, 1999; $25,000.00 on May 15, 1999; $25,000.00 on June 15, 1999; and the
balance of the rent less dock rental fees on July 15, 1999.

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         Section 4.2. Extension Rent. "Extension Rent" shall be computed as of the date of the commencement of the extension term. Tenant must notify Landlord in writing of intention to extend lease or not to extend lease at least sixty
(60) days prior to the expiration of the previous Lease term. If such written notice is not given at least sixty (60) days prior to the expiration of the previous Lease term Landlord may exercise right not to grant extension. If Tenant sends notice of intention to extend rent, such notice shall legally bind Tenant to a new rent term. If during the first term the Tenant does not exercise the right to extend the Lease, Tenant shall vacate and "Yield Up" the premises on March 1, 2000.

         Section 4.3. Extension Rent Terms. Tenant shall have the right to extend the term of the lease by five two-year extensions. The five two two-year extensions shall be at the rate of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) per year. Section 4.2. Extension Rent. "Extension Rent" shall be computed as of the date of the commencement of the extension term. Tenant must notify Landlord in writing of intention to extend lease or not to extend lease at least sixty (60) days prior to the expiration of the previous Lease term. If such written notice is not given at least sixty (60) days prior to the expiration of the previous Lease term Landlord may exercise right not to grant extension. If Tenant sends notice of intention to extend rent, such notice shall legally bind Tenant to a new rent term. If during the first term the Tenant does not exercise the right to extend the Lease, Tenant shall vacate and "Yield Up" the premises on March 1, 2000.

         If anytime during the first year of any two year extension the Tenant is unable to operate its excursion cruises out of the Premise's facilities, due to intervention by any governmental authority; Landlord shall terminate the second year of the two-year lease, if written notice of said intervention is given to Landlord at least sixty (60) days prior to the commencement of the second year of the two-year extension. If such written notice is not given at least sixty (60) days prior to the commencement of the second year of the two-year extension tenant shall remain responsible for all rents due on the second year of the extension lease.


                                    SECTION 5

                                 Additional Rent

         Section 5.1. Real Estate Taxes. Landlord shall pay real estate taxes on the leased property equal to the 1998 tax rate. Tenant shall be responsible for all real estate taxes on the property covered by this Lease in excess of the 1998 tax rate on the property, including but not limited to any increases in real estate taxes due during any extension of the rent period covered under 4.2. The term "real estate taxes" as used herein shall mean all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the term hereof and imposed or levied upon or assessed against the Facility or Premises or any rent or other sums payable by any tenants or occupants thereof. Real estate taxes shall not include any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, succession, inheritance or transfer taxes, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross

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rents received with respect to the Facility or Premises or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be included as real estate taxes hereunder, provided, however, that Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Facility or Premises were the only property of Landlord.

          Notwithstanding any other provision of this Section 5.11 if the Term shall expire or shall terminate as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant's last payment to Landlord under this Section 5.1 shall be made on the basis of Landlord's best estimate of such amounts and shall be made on or before the later of (a) ten (10) days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon Landlord's submission of a statement of actual amounts.

         Section 5.2. Direct Expenses. (a) Tenant shall provide and pay for its own security for the Premises, Vessel, and its operations; (b) Tenant shall pay all utility charges related to its operations, including electricity, phone and water.

         Section 5.3. Passenger Fees. Passenger fees are in addition to all rents paid. Tenant shall pay passenger fees to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct.

         For the first year of the lease, annual passenger fees shall be $3.00 per passenger for the first 50,000 passengers; after 50,000 passengers, the fee will be $3.25 per passenger; after 100,000 passengers the fee will go to $4.00 per passenger. Tenant's minimum payment is for 50,000 passengers per year. If in the first year of the lease Tenant and Affiliates do not disembark a total of 50,000 passengers because they were shut down by governmental authorities; Tenant shall pay TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,0000) and passenger fees on the passengers it did disembark in the first year at $3.00 per passenger up to ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00).

         For the five two-year terms covered under the "Lease Extension", annual passenger fees shall be $3.00 per passenger for the first 50,000 passengers; after 50,000 passengers, the fee will be $3.50 per passenger; after 100,000 passengers the fee will go to $4.00 per passenger. Lessee's minimum payment is to be calculated at SEVENTY-FIVE (75%) of the previous year's passenger count, or 50,000 passengers per year; whichever is greater.

         Annual passenger count shall be calculated each year beginning with the commencement date of the original lease. The Tenant shall maintain a daily ledger containing a running total of the passenger count beginning on the commencement date of the original lease. Passenger fees shall be paid to Landlord according to this running total on a monthly basis. After three years, if the annual passenger count does not exceed 100,000 the Landlord has the right to terminate the lease or negotiate a new lease at Landlord's option.

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         Section 5.4. Accuracy of Passenger Count. If the passenger count is off by three (3%) there shall be a $2.00 per passenger penalty for that monthly passenger count in addition to the normal passenger count rate. Tenant shall pay any passenger fee penalty to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by written notice to Tenant from time to time direct.

          Section 5.5. Subleases and Passenger Count. Any sublease of the premises to any like or similar business operation shall not be deemed to eliminate or impair Landlord's right to collect Passenger Fees, and other rents on the same terms as this agreement.

                                    SECTION 6

                                    Insurance

         Section 6.1. Tenant's Insurance. Tenant shall, as Additional Rent, maintain throughout the Term the following insurance:

         (a) Comprehensive General Liability insurance for any injury or damage to a person or property occurring on the Premises, naming as an Additional Insured the Landlord and such persons as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term, be at least equal to $10,000,000 per occurrence, and, from time to time during the term shall be for such higher limits as are reasonably required by Landlord; and (b) Workers' Compensation Insurance (including but not limited to Employer's liability) with statutory limits covering all of Tenant's employees working at the Premises; and

         (c) Vessel Pollution Liability coverage (purchased from the Water Quality Insurance Syndicate or its equivalent) in an amount not less than $10,000,000; and

         (d) Protection & Indemnity coverage for the vessel, crew and passengers naming as an additional insured the Landlord and such persons or entities as Landlord shall designate from time to time, in amounts which shall, at the beginning of the term, be at least $10,000,000 per occurrence and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord; and

          (e) Auto Liability coverage for vehicles owned or leased by the Tenant naming as an additional insured the Landlord and such persons or entities as Landlord shall designate from time to time, in amounts which shall at the beginning of the term be at least $1,000,000 CSL per occurrence and, from time to time during the term, shall be for such higher limits as are reasonably required by Landlord.

         Section 6.2. Landlord's Insurance. All Risk Building insurance on a replacement cost basis, and, if Landlord so elects, flood coverage to the extent that same is available, insuring the Facility, with such deductibles, if any, as Landlord shall consider appropriate.

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         Section 6.3. Tenant Reimbursement of Certain Insurance Costs. Tenant
shall reimburse Landlord for all of Landlord's costs incurred in providing such insurance to the extent attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant or any special or extraordinary hazards resulting therefrom, provided that Landlord shall give written notice to Tenant of such potential costs and Tenant shall have 20 days to obtain or otherwise provide for such coverage to Landlord's satisfaction.

          Section 6.4. Requirements Applicable to Insurance Policies. All policies for insurance required under the provisions of Section 6.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with Certificates of Insurance for all such insurance required by section 6.1 and copies of the policies therefor prior to the beginning of the Term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy. Each such policy shall be non-cancellable with respect to the interest of Landlord and such mortgagees without at least sixty-(60) days' prior written notice thereto. Tenant's insurance may be by Lloyds of London, and this provider has been approved by Landlord.

          Section 6.5. Waiver of Subrogation. All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required hereunder, shall include provisions which either designate the other party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. On reasonable request, each party shall be entitled to have duplicates of Certificates of insurance containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing such provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.


                                    SECTION 7

                              Landlord's Covenants

         Section 7.1. Quiet Enjoyment. Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions hereof.

         Section 7.2. Exterior Common Areas and Facilities. Tenant shall promptly remove all refuse or waste resulting from its operations. Tenant shall clean, maintain and provide snowplowing for all parking areas, walks and driveways on the Facility, subject to the provisions of Section 9.

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          Section 7.3. Electricity. Electricity furnished to the Tenant shall be separately metered and all charges for electricity consumed on the Premises will be billed directly to, and paid by, Tenant. The cost of any such electric meter and the cost of installation, repair and replacement thereof shall be borne by Tenant who shall pay such cost directly or reimburse Landlord for the cost thereof within thirty (30) days after receipt of a statement therefor. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electricity is changed or is no longer available or suitable for Tenant's requirements.

         Section 7.4. Interruptions. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized by this Lease or for repairing constructing, reconstructing, demolishing or other activities on the Premises or any portion of the Facility. In case Landlord is reasonably prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other obligation to be performed on Landlord's part, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof nor shall the same give rise to any claim by Tenant that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

         Landlord also reserves the right to institute such policies, programs and measures as may be necessary or required to comply with applicable codes, rules, regulations or standards. In so doing, Landlord shall make reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

         Section 7.5. Exclusivity. During the term of this Lease, the Tenant shall have the right of first refusal on any lease space offered by the Landlord to anyone engaged in the same business as the Vessel.


                                    SECTION 8

                               Tenant's Covenants

         Section 8.1. Use. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense. Tenant shall not at any time allow any supplier, vendor, subcontractor or other person or entity providing goods or services to the Vessel (including but not limited to fuel suppliers) to enter upon or make use of the Premises or Facility without such person or entity first having made suitable contractual arrangements with Landlord and provided certificates of insurance in amounts and coverages acceptable to Landlord.


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         Section 8.2. Repair and Maintenance. Except as otherwise provided in
Sections 7 and 9, Tenant shall keep the Premises in good order, condition, and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the term, reasonable use and wear only excepted. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises.

          Section 8.3. Compliance with Law and Insurance Requirements. Tenant shall be solely responsible for compliance with all applicable law, whether Federal, State or municipal, in connection with its business and with its use of the Facility and Berth and any installation Tenant may make of floats or ramps. Landlord shall cooperate with Tenant in local licensing applications and issues. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's use of the Premises and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, or generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
Section 6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21 E, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under Chapter 232 of the Acts of 1982 and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. "Hazardous substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq. and regulations adopted pursuant to such Act.

         Landlord may, if it so elects, make any of the repairs, alterations, additions or replacements referred to in this Section and Tenant shall reimburse Landlord for the cost thereof on demand.

         Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any hazardous substance maintained on the Premises by Tenant.

         Landlord shall have the right to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section.

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         Tenant shall comply promptly with the reasonable recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable. Tenant shall have the right to contest any such recommendation at Tenant's sole cost and risk.

          Section 8.4. Tenant's Work. Tenant shall not make any installations, alterations, additions or improvements in or to the Premises without on each occasion obtaining the prior written consent of Landlord, not to be unreasonably withheld. Any such work so consented to by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before under-taking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. (If requested by Landlord, Tenant shall furnish to Landlord prior to the commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications. Tenant shall keep the Premises at all times free of liens for labor and materials. Tenant shall employ for such work only contractors reasonably approved by Landlord and shall require all contractors employed by Tenant to carry workers' compensation insurance in accordance with statutory requirements and comprehensive general liability insurance covering such contractors, and naming Landlord and Tenant as additional insureds, on or about the Premises in amounts at least equal to the limits set forth in Section I and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

         Section 8.5. Indemnity. Tenant shall defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Facility and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnity and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises or connected with the use, condition or occupancy of any thereof unless caused by the negligence or willful misconduct of Landlord or its servants or agents, (b) violation of this Lease by Tenant or (c) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

         Section 8.6. Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice (except that in emergencies no notice shall be required) to examine the Premises, make such repairs, replacements or construction as Landlord may elect, without however any obligation to do so, or show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

         Section 8.7. Personal Property at Tenant's Risk. The Vessel and all furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Premises or the Vessel shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, by theft or from any other cause, no part of such loss or damage shall be charged to or to be borne by Landlord. Tenant shall insure Tenant's personal property.

         Section 8.8. Payment of Landlord's Cost of Enforcement. Tenant shall pay, on demand, Landlord's expenses, including reasonable attorneys' fees, incurred in the successful enforcement of any obligation of Tenant under this Lease or in curing any material default by Tenant under this Lease as provided in Section 10.4.

         Section 8.9. Yield up. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, remove such installations and improvements made by Tenant as Landlord may request and all Tenant's signs wherever located, repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant which Landlord shall not request Tenant to remove) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises under this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 8.9.

         Section 8.10. Estoppel Certificate. Upon not less than fifteen (15) business days prior notice by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Rent and Additional Rent and other charges have been paid and a statement that Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 8.10 may be relied upon by any prospective purchaser or mortgagee of the Facility.

         Section 8.11. Landlord's Expenses Re Consents. Tenant shall reimburse Landlord promptly on demand for all reasonable legal and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

         Section 8.12. Rules and Regulations. Tenant shall comply with such reasonable Rules and Regulations as may be adopted from time to time by Landlord.


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

         Section 8.13. Holding over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant shall retain possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord rent at triple the monthly rate specified in Section I for the time Tenant so remains in possession and, in addition thereto, shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section shall not exclude Landlord's rights of reentry or any other right hereunder, including, without limitation, the right to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

         Section 8.14. Assignment and Subletting. The Tenant shall not assign or sublet the whole or any part of the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding such consent, Tenant shall remain liable for the payment of all rent and for full performance of the covenants and conditions of this Lease.

         Any attempted assignment, transfer, mortgage, pledge grant of security interest, sublease or other encumbrance, except with the prior written consent thereto by Landlord, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not consented to, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no consent in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's consent in any other case.

         If for any assignment or sublease Tenant shall receive rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder (or in the case of the sublease of part, in excess of such rent allocable to the part) after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any amounts in excess of FOUR DOLLARS ($4.00) per passenger of such payment of rent or other consideration received by Tenant, promptly after its receipt.

         Section 8.15. Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, not in the ordinary course of business or ordinary cruise ship use, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

         Section 8.16. Indemnification, Environmental Liability Notwithstanding the existence of any insurance provided for in this Agreement, and without regard to the policy limits of any such insurance, Tenant will protect, indemnify, save harmless and defend SP (with counsel acceptable to SP) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against SP by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the

Premises or the Vessel for which Landlord is not at fault, (b) any use, misuse, nonuse, condition, maintenance or repair by Tenant of the Premises and (c) any failure on the part of Tenant to perform or comply with any of the terms of this Agreement. Any amounts which become payable by Tenant under this Paragraph shall be paid within thirty (30) days after liability therefor on the part of SP is determined by litigation or otherwise. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against SP or may compromise or otherwise dispose of the same as Tenant sees fit. Nothing herein shall be construed as indemnifying SP against its own negligence or willful misconduct.

         Landlord represents and warrants to Tenant, to the best of his knowledge as of the date hereof and throughout the Term of this Agreement, that
(a) no Hazardous Substances have been or are being generated, stored, utilized, heated, released, transported, or otherwise managed or disposed of on, under or from the Premises by Landlord (whether or not in reportable quantities), (b) Landlord has not received any notice from the Massachusetts Department of Environmental Protection, the United States Environmental Protection Agency or any other federal, state or local governmental agency or authority claiming that
(i) the Premises or any use thereof violates or (ii) Landlord has violated any environmental law, (c) Landlord has not incurred any liability to the Commonwealth of Massachusetts, the United States of America or any other federal, state and/or local governmental agency or authority under any environmental law, and (d) no lien on the Premises has arisen under any environmental law.

         Tenant further covenants that Tenant (a) shall not release, or permit any release or threat of release, of any Hazardous Substances Substances or Petroleum Product on the Premises, (b) shall not generate or permit any Hazardous Substances to be generated on the Premises, (c) shall not store or utilize or permit any Hazardous Substances to be stored or utilized on the Premises, (d) shall not dispose of or permit any Hazardous Substances Substances or Petroleum Product to be disposed of on the Premises, (e) shall not permit any lien under any environmental law to attach to the Premises and (vi) shall use the Premises and/or shall cause the Premises to be used in accordance with the environmental laws and all other legal requirements.

         Without limiting any other indemnification agreement contained in this Agreement or any other documents between the parties, Tenant shall and hereby agrees to indemnity, exonerate, defend (with counsel acceptable to SP) and hold SP harmless from and against any claim, liability, loss, cost, damage or expense, including, without limitation, environmental consultants' fees and expenses and attorneys' fees and expenses, arising out of any breach of any of the representations, warranties, conditions and covenants of this paragraph (whether before or after foreclosure proceedings are commenced or entry for the purpose of foreclosure is made) and in connection with the enforcement of the aforesaid indemnification agreement. Notwithstanding the foregoing, SP shall have the option of conducting its defense with counsel of SP's choice. So long as this Agreement shall remain in force and effect, SP shall have the right, but not the obligation, to enter upon the Premises, to expend funds to perform environmental testing and to cure any breach by Tenant of the representations, warranties, conditions and covenants of this Paragraph, and any amounts paid or advanced by SP and all costs and expenses incurred in connection therewith (including, without limitation, environmental consultants' fees and expenses and attorneys' fees and expenses), with interest thereon at the Wall Street Journal Prime Rate, shall be a demand obligation of Tenant to SP, to the extent permitted by law.

         Tenant shall provide SP with prompt written notice (a) upon Tenant's becoming aware of any release or threat of release of any Hazardous Substances or Petroleum Product upon, under or from the Premises (whether or not caused by Tenant), (b) upon Tenant's receipt of any notice, including, without limitation, any notice of violation, from any federal, state, municipal or other governmental agency or authority pursuant to the provisions of any environmental law and (c) upon Tenant's obtaining knowledge of any incurrence of any expense by any governmental authority in connection with the assessment, containment or removal of any Hazardous Substances Substances or Petroleum Product (i) located upon or under the Premises, (ii) emanating from the Premises or (iii) improperly stored, transported, disposed of or released by Tenant (whether or not on, from or about the Premises).

         SP shall indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Tenant as a result of the negligence or willful misconduct of SP. Tenant's or SP's liability under the provisions of this Paragraph arising during the Term hereof shall survive any termination of this Agreement. Tenant shall have no responsibility or liability for any conditions existing at the Facility at the Term Commencement Date or which do not arise out of Tenant's conduct.

All dock slips leases at the Marina shall include a hazardous waste indemnity. The dock slip lessees shall be responsible for any hazardous substance or petroleum product releases caused by them, and that is not in association with any negligent or willful acts of the Tenant.

         Section 8.17. Signage. Tenant shall have the right subject to the approval of the City of Barnstable and Landlord to construct at Tenant's cost and expense mutually acceptable signage at the Facility.

                                    SECTION 9

                               Casualty or Taking

          Section 9.1. Termination. In the event that greater than twenty-five percent (25%) of the Premises shall be taken by any public authority or for any public use or destroyed by the action of any public authority (a "Taking") then this Lease may be terminated by either Landlord or Tenant effective on the effective date of the Taking In the event that the Premises shall be destroyed or damaged by fire or casualty (a "Casualty") and if Landlord's architect, engineer or contractor shall determine that it will require in excess of one hundred eighty (180) days from the date of the Casualty to restore the Premises, this Lease may be terminated by either Landlord or Tenant by notice to the other within thirty (30) days after the casualty. In the case of a Taking, such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord or Tenant to the other within thirty (30) days after Landlord or Tenant, as the case may be, shall receive notice of the Taking.

         Section 9.2. Restoration. In the event of a Taking or a Casualty, unless Landlord or Tenant shall exercise an election to terminate provided in
Section 9.1, this Lease shall continue in force and a just proportion of the Annual Rent and other charges hereunder, according to the nature and extent of the damages sustained by the Premises, shall be abated until the Premises, or what may remain thereof shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which, unless Landlord or Tenant has exercised its option to terminate pursuant to
Section 9.1, Landlord covenants to do with reasonable diligence at Landlord's expense. Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking and made available for restoration by Landlord's mortgagees. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including, without limitation, fees and expenses for legal and appraisal services.

         Section 9.3. Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting a claim for the value of any of Tenant's fixtures or personal property and for relocation expenses.

         Tenant shall maintain the right to any damages related to its business or operations that Landlord can not claim, and do not diminish any of the Landlord's claims for damages.

                                   SECTION 10

                                     Default

         Section 10.1. Events of Default.

If:
(a) Tenant shall default in the performance of any of its obligations to pay the Annual Rent, Additional Rent or any other sum payable hereunder and if such default shall continue for five (5) days after written notice from Landlord designating such default;

(b) within fifteen (15) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion;

(c) any assignment for the benefit of creditors shall be made by Tenant;

(d) Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

(e) a lien or other involuntary encumbrance is filed against Tenant's leasehold interest and is not discharged or efforts undertaken and diligently pursued, within ten (10) days thereafter;


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

(f) a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

(g) an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter; or

(h) Tenant shall abandon the berth or vacate the berth for more than twenty (20) days without prior written notice to Landlord other than for winter lay-up or winter use elsewhere; then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

         Section 10.2. Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 10.1, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for the residue of the term. In calculating the rent reserved there shall be included, in addition to the Annual Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 10.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii)


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

make such alterations and repairs as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         Section 10.3. Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

         Section 10.4. Landlord's Right to Cure Defaults. At any time following ten (10) days' prior written notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 10.7 from the date incurred by Landlord to the date of payment by Tenant.

         Section 10.5. Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or of any of Landlord's remedies on account thereof, including its right of termination for such default.

         Section 10.6. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Rent, Additional Rent or any other sum then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

         Section 10.7. Interest on Overdue Sums. If Tenant shall fail to pay Annual Rent, Additional Rent or other sums payable by Tenant to Landlord by the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord or any period of grace allowed to Tenant), the amount so unpaid shall bear interest at a rate (the "Delinquency Rage") of 1-1/2% charge per month on overdue accounts of thirty (30) days which is an annual rate of eighteen

(18%) percent from time to time in effect commencing with the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.


                                   SECTION 11

                                    Mortgages

         Section 11.1. Subordination. Unless the holder of any such mortgage otherwise elects at any time, this Lease is subject and subordinate to any mortgages and to all renewals, modifications, consolidations, replacements and extensions of any of the foregoing or of substitutions therefor or any other forms or methods of financing or refinancing which may now or hereafter affect the Facility whether now in use or not and any instruments executed for such purposes or hereafter executed by the owners of the Facility. Tenant agrees upon demand to execute, acknowledge and deliver to the owners of the Facility, without expense to them, any instruments that may be necessary or proper to confirm this subordination of this Lease and of all of the rights herein contained to the lien or liens created by any such instruments. If Tenant shall fail at any time to execute and deliver any such subordination instruments upon request, the mortgagors in any such new mortgage or mortgages or the obligors in any form of refinancing as provided above, in addition to any other remedies available to them in consequence of such default, may execute, acknowledge, and deliver such subordination instruments as the attorney-in fact of Tenant and in Tenant's name, place and stead, and Tenant hereby makes, constitutes and irrevocably appoints such mortgagors or obligors as its attorney-in-fact for that purpose. Any secured lender as aforesaid may, at its option, elect to make this Lease superior to its mortgage or other instrument referred to herein by written notice thereof to Tenant. No such subordination provided for herein shall be valid without the consent of all prior lien owners, if there be any. Upon request of Tenant, Landlord agrees to request of any mortgagee that it enter into a Subordination, Nondisturbance and Attornment Agreement with Tenant. Tenant agrees to execute such agreement in the customary form required by such mortgagee.

         Section 11.2. Nondisturbance and Attornment Agreement with Tenant. Tenant agrees to execute such agreement in the customary form required by such mortgagee.


                                   SECTION 12

                            Miscellaneous Provisions

         Section 12.1. Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed, by registered or certified mail, postage and registration or certification charges prepaid, addressed as above.


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

         Section 12.2. Quiet Enjoyment. Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

         Section 12.3. Lease Not to Be Recorded; Notice of Lease. Tenant agrees that it will not record this Lease. If the Term of this Lease, including options, exceeds seven (7) years, Landlord and Tenant agree that, on the request of either, they will execute and record a notice of lease in form reasonably acceptable to Landlord.

         Section 12.4. Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

         Section 12.5. Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty. labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time, "and such time shall be deemed to be extended by the period of such delay.

         Section 12.6. Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified, refused to perform, or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

         Section 12.7. Indemnification by Landlord. Landlord agrees to indemnity and hold Tenant harmless from and against, and to reimburse Tenant with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and court costs) asserted against or incurred by Tenant by reason of or arising out of (a) the failure of Landlord to perform any material obligation required by this Lease to be performed by Landlord or (b) any liability to any third party arising from the act or neglect of Landlord.

         Section 12.8. Brokerage. Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Lease other than the Broker(s) set forth in Section I and covenants to defend with counsel approved by Landlord, hold harmless and indemnity Landlord from and against any and all costs, expenses (including attorneys' fees) or liability arising from any compensation, commissions and charges claimed by any broker or agent other than the Broker(s) set forth in Section 1. Tenant shall not be obligated to pay any fees to Mark Doran. Tenant shall be obligated to pay certain fees to Edward O'Sullivan.

         Section 12.9. Retention of Docking Space. Landlord shall retain a docking space for a 25-foot boat designated by the Landlord. No docking fee or other fee will be charged for retention of this docking space during the lease of the property, or extension thereof.

         Section 12.10. Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.


         WITNESS the execution hereof under seal as of the day and year first above written.



                                   LANDLORD.
                                   Shoestring  Properties  Limited Partnership

                                   BY:  /s/
                                      -----------------------------------------


                                   TENANT
                                   Leisure Express Cruise, LLC.


                                   BY:  /s/
                                      -----------------------------------------


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                                    Exhibit A

                              Facility Description

The land located in Barnstable (Hyannis) bounded and described as follows:

BEGINNING at a point in the southerly line of South Street. Said point being a Land Court Bound found at the northwesterly corner of the herein described premises;

THENCE S. 82 (degrees) 01' 00" E., by the southerly line of South Street seventy-seven and seventy-one hundredths (77.71) feet to a concrete bound found at the beginning of a curve which connects said line of South Street to the westerly line of School Street;

THENCE easterly, southeasterly and southerly by said line of School Street and a curve to the right having a radius of twenty and sixty-two hundredths (20.62) feet an arc distance of thirty-one and seventy-six hundredths (31.76) feet to a point;

THENCE S. 06 (degrees) 13' 31" W., by said line of School Street, two hundred twenty-two and twelve hundredths (222.12) feet to a concrete bound found at land now or formerly of Elaine Karath;

THENCE N. 83 (degrees) 46' 29" W., by said line of Karath one hundred eleven and fifty hundredths (111.50) feet to a point at the land now or formerly of Woods Hole, Martha's Vineyard & Nantucket Steamship Authority;

THENCE N. 12 (degrees) 45' 01" E., by land of said Steamship Authority, eighty-two and eighty-nine hundredths (82.89) feet to a Land Court Bound found at a point;

THENCE N. 07 (degrees) 45' 53" E., by land of said Steamship Authority, one hundred sixty-two and sixty-four (162.64) feet to the point of the beginning.

Containing by calculation, 24,819 square feet of land and being delineated as Parcel A on a plan entitled "Land in Hyannis, Massachusetts, owned by Lewis Bay Motel, Restaurant & Marina, Inc." dated January 24, 1992 and prepared for filing with the Barnstable Registry of Deeds in Plan Book 485, Page 93, by Bouley Brother, Inc. Registered Land Surveyors, Worcester, Massachusetts, subject to any and all encumbrances and other matters of record and the rights of others entitled thereto. See also plan recorded in Plan Book 315 as Plan 1 in said Registry.



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                                    Exhibit B
                              Premises Description

The Premises consist of all facilities and docks at the Marina. Tenant acknowledges that other boats will have docking slips on the premises. Tenant's use shall not unreasonably interfere with such other activities. Such other activities shall be carried on in a manner so as not to unreasonably interfere with Tenant's use.













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